UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 23, 2007

GIGABEAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50985	20-0607757
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4021 Stirrup Creek Drive, Suite 400, Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (571) 283-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 23, 2007, we received a Staff Determination Letter from the Nasdaq Stock Market notifying us that we are not in compliance with continued listing standards. This letter was sent in response to our failure to file a quarterly report on From 10-QSB for the quarter ended June 30, 2007, as required by Nasdaq Marketplace Rule 4310(c)(14).

We intend to file our quarterly report with the Securities Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system as soon as our auditors complete their review. By filing the quarterly report, we will satisfy the requirements of Marketplace Rule 4310(c)(14). We believe that as a result of our filing we will regain compliance.

A copy of our press release dated August 29, 2007 with respect to this Item 3.01 set forth above is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01 EXHIBIT.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release issued by the Company dated August 29, 2007 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date	August 29, 2007

/s/ Louis S. Slaughter
(Signature)

Name: Louis S. Slaughter
Title: Chief Executive Officer